APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
03/27/2017 04:36 PM

ARTICLES OF AMENDMENT

ARTICLE I - NAME AND PRINCIPAL OFFICE ADDRESS

BUSINESS ID	198210-815
BUSINESS TYPE	Domestic For-Profit Corporation
BUSINESS NAME	GERMAN AMERICAN BANCORP, INC.
PRINCIPAL OFFICE ADDRESS	711 MAIN STREET, P.O. BOX 810, JASPER, IN, 47546, USA
DATE AMENDMENT WAS ADOPTED	03/27/2017

EFFECTIVE DATE

EFFECTIVE DATE	03/27/2017

ARTICLE V - AUTHORIZED SHARES

DATE OF ADOPTION	03/27/2017
NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE	45750000

ARTICLE II - GENERAL INFORMATION

DATE OF ADOPTION	03/27/2017

MANNER OF ADOPTION AND VOTE

This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
03/27/2017 04:36 PM

SIGNATURE

THE MANNER OF THE ADOPTION OF THE ARTICLES OF BUSINESS AMENDMENT AND THE VOTE BY WHICH THEY WERE ADOPTED CONSTITUTE FULL LEGAL COMPLIANCE WITH THE PROVISIONS OF THE ACT, THE ARTICLES OF INCORPORATION, AND THE BYLAWS OF THE CORPORATION.

THE UNDERSIGNED OFFICER OF THIS CORPORATION EXISTING PURSUANT TO THE PROVISIONS OF THE INDIANA BUSINESS CORPORATION LAW DESIRES TO GIVE NOTICE OF CORPORATE ACTION EFFECTUATING BUSINESS AMENDMENT OF CERTAIN PROVISIONS OF ITS ARTICLES OF INCORPORATION.

IN WITNESS WHEREOF, THE UNDERSIGNED HEREBY VERIFIES, SUBJECT TO THE PENALTIES OF PERJURY, THAT THE STATEMENTS CONTAINED HEREIN ARE TRUE, THIS DAY **March 27, 2017.**

SIGNATURE	Mark A. Schroeder
TITLE	CEO

Business ID : 198210-815
Filing No. : 7556101

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
03/27/2017 04:36 PM

ARTICLE V
SHARES

The total number of shares of capital stock the Corporation has authority to issue shall be 45,750,000 shares consisting of 45,000,000 common shares (the "Common Shares") and 750,000 preferred shares (the "Preferred Shares"). The Corporation's shares shall have no par value. Solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, however, all of the shares shall be deemed to have a stated value of $1.00 per share.